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     TECHNICAL SERVICES AGREEMENT, dated as of January ___, 1993, between
LANDMARK GRAPHICS CORPORATION, with an office at 15150 Memorial Drive, Houston, Texas 77079-4304 ("Landmark"), and NOVERA ENERGY INC., with an office at 16001 Park Ten Place, Suite 200, Houston, Texas 77084-5120 (the "Company").

                                W I T N E S S E T H :

     Concurrently herewith, Landmark and the Company are entering into a Preferred Stock Purchase Agreement pursuant to which Landmark is acquiring stock in the Company, agreeing to make certain bank guarantees on behalf of the Company and delivering certain hardware and software to the Company.

     The parties desire to enter into a mutually beneficial relationship involving the license and use by the Company of software of Landmark in connection with oil and gas exploration and drilling in which the Company intends to become engaged.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Landmark and the Company hereby agree as follows:

     1. LICENSES OF SOFTWARE. Landmark agrees to furnish to the Company, at the request of the Company, and at mutually agreed on prices and terms, licenses to use Landmark software as soon as such software is made available to Landmark customers. Landmark also agrees to make any improvements or enhancements to such licensed software products available to the Company as soon as such software products are ready for release at mutually agreed on prices.

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     2.   ALPHA TEST SITE.  Landmark and the Company agree that from time to time, at mutually agreeable times and places and on mutually agreed conditions, Landmark will enhance or modify existing Landmark software or develop new software to be used in oil and gas exploration, as proposed in writing by the Company, on the agreement of the Company to act as an alpha test site for such software and to license and pay for such software if such software performs in accordance with mutually agreed upon specifications.

     3. INFORMATION FROM THE COMPANY. During normal use by the Company of Landmark licensed software, the Company may become aware of information resulting from the use of such software which may lead to improvements or enhancements of Landmark software or to the development of new Landmark products usable by the Company or by other Landmark customers. The Company agrees to use its reasonable efforts to transmit such information to the Landmark Liaison (as hereinafter defined).

     4. LANDMARK REPRESENTATIVE. Landmark hereby appoints James A. Downing, II (the "Landmark Liaison") to act as the liaison between Landmark and the Company to implement this Agreement, to assist in the flow of information between the parties and to attempt to assure the progress of endeavors of the parties as set forth in this Agreement (the "Project").

     5. THE COMPANY'S REPRESENTATIVE. The Company hereby appoints Peter M. Duncan (the "Company Liaison") to act as the liaison between the Company and Landmark to implement this Agreement, to assist in the flow of information between the parties and to attempt to assure the progress of the Project.

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     6.   SHOWCASE FOR LANDMARK PRODUCTS.  Landmark shall have the right to use the name of the Company in connection with publicity and advertising, to refer to the Company as a licensee and user of Landmark products and to inform clients and prospects of the license and use by the Company of Landmark products, subject to the prior written approval by the Company of the content of the proposed Landmark material, and only in a manner so as not to unduly interfere with the business of the Company.

     7. INFORMATION ACCESS. In order to realize the optimum benefit for both parties to the Agreement from the relationship set forth herein, Landmark agrees to give to the Company's management preferred access to senior geophysicists and other personnel of Landmark for the purpose of developing and improving Landmark software for use in computer-aided exploration.

     8. MEETINGS. Robert P. Peebler and C. Eugene Ennis, or such other representatives as the Company and Landmark may designate shall meet as often as they agree is necessary or advisable to insure the smooth and successful implementation of the purposes of this Agreement, PROVIDED that in any event such meetings will be held at least monthly, commencing on the last business day of the month in which this Agreement is executed and delivered.

     9. NON-SOLICITATION. (a) For so long as Landmark (or any of its affiliates) owns any shares of capital stock of the Company, the Company shall not, directly or indirectly, without the prior written consent of Landmark, (i) solicit or induce any employee of Landmark to leave the employ of Landmark or hire for any purpose any employee of

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Landmark or any employee who has left the employment of Landmark within six months of the termination of said employee's employment with Landmark.

     (b) For so long as Landmark (or any of its affiliates) owns any shares of capital stock of the Company, Landmark shall not, directly or indirectly, without the prior written consent of the Company, (i) solicit or induce any employee of the Company to leave the employ of the Company or hire for any purpose any employee of the Company or any employee who has left the employment of the Company within six months of the termination of said employee's employment with the Company.

     10. NOTICES. All notices, requests and other communications hereunder will be in writing and sent by first class certified mail, postage prepaid, or delivery by recognized same-day or overnight courier service, or facsimile transmission as follows:

                    If to Landmark:

                    Landmark Graphics Corporation
                    15150 Memorial Drive
                    Houston, TX 77079-4304
                    Attention:  Vice President-Finance
                    Fax Number:  (713) 560-1383

                    If to the Company:

                    Novera Energy Inc.
                    16001 Park Ten Place
                    Suite 200
                    Houston, TX 77084-5120
                    Attention:  Mr. Peter M. Duncan
                    Fax Number:  (713) 573-9227

or to such other persons or addresses as each of the parties hereto may provide from time to time in writing to the other.

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     11.  MODIFICATIONS; WAIVER.  This Agreement may be changed or terminated only in a writing executed by both parties hereto.

     12. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all negotiations, agreements, representations and warranties relating to the subject matter hereof, whether in writing or oral, prior to the date hereof.

     13. SUCCESSORS AND ASSIGNS. All of the terms of this Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto therein.

     14. GOVERNING LAW AND SEVERABILITY. This Agreement will be governed by the internal laws of the State of Texas without regard to principles of conflicts of law, and will, to the maximum extent practicable, be deemed to call for performance in Harris County, Texas.

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     15.  HEADINGS.  The descriptive headings of the sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       LANDMARK GRAPHICS CORPORATION



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       NOVERA ENERGY INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


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